Exhibit 4.2

CERTIFICATE #	NUMBER OF SUBSCRIPTION RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED DECEMBER 2, 2024 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (212) 929-5500 OR CALL TOLL-FREE AT (800) 322-2885.

FLEXSHOPPER, INC.

(Incorporated under the laws of the State of Delaware)

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to purchase one unit,

each unit consisting of one share of common stock, one Series A Right, one Series B Right and one Series C Right

Unit Subscription Price: $1.70

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 20, 2024,

SUBJECT TO EXTENSION OR EARLIER TERMINATION.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Subscription Rights”) set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase one unit of FlexShopper, Inc., a Delaware corporation (the “Company”), at a subscription price equal to $1.70 (the “Unit Subscription Price”), pursuant to the rights offering being conducted by the Company (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use Of Non-Transferable Subscription Rights Certificates” accompanying this Subscription Rights Certificate. Each Unit consists of one share of common stock, one series A common stock purchase right (“Series A Right”), one series B common stock purchase right (“Series B Right”) and one series C common stock purchase right (“Series C Right” and, collectively, with the Series A Right and Series B Right, the “Series Rights”). Each Series Right will be exercisable for one share of our common stock, at an exercise price equal to the higher of (x) the Unit Subscription Price or (y)(i) in the case of the Series A Rights, 90% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series A Rights, which is 30 days following the closing date of the subscription offering, but in any event not to exceed 150% of the Unit Subscription Price, (ii) in the case of the Series B Rights, 87.5% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series B Rights, which is 60 days following the closing date of the subscription offering, but in any event not to exceed 200% of the Unit Subscription Price, and (iii) in the case of the Series C Rights, 85% of the VWAP of our common stock over the last three trading days prior to the expiration date of the Series C Rights, which is 90 days following the closing date of the subscription offering, but in any event not to exceed 250% of the Unit Subscription Price, with the exercise price in each instance rounded down to the nearest whole cent.

If you exercise your basic rights in full, and any portion of the units remain available under the Rights Offering, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed units at the Unit Subscription Price, subject to proration and ownership limitations. Each Subscription Right consists of a basic right and an over-subscription privilege. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the Unit Subscription Price for each unit. If the Company is unable to issue the subscriber the full amount of units requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. This Subscription Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent.

WITNESS the seal of the Company and the signatures of its duly authorized officers.

Countersigned and Registered

By:____________________________________
Continental Stock Transfer & Trust Company

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

 FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:

 Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Corporate Actions – FLEXSHOPPER, INC.

DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

You have been allocated the number of units shown on this Subscription Rights Certificate. To subscribe for units pursuant to your basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Oversubscription Privilege, please also complete line (b) and sign under Form 3 below.

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I subscribe for	Units x $1.70	=	$_______
(Number of Units)	(Unit Subscription Price)		(amount)*

(b)	EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:

If you have exercised your basic Subscription Right in full and wish to subscribe for additional units pursuant to your Oversubscription Privilege:

I subscribe for	Units x $1.70	=	$_______
(Number of Units)	(Unit Subscription Price)		(amount)*

(c)	Total Amount of Payment Enclosed (lines (a) plus (b)) = $ ______

METHOD OF PAYMENT (CHECK ONE)

☐	Check, certified check, or U.S. Postal money order payable to “Continental Stock Transfer & Trust Company, as subscription agent for FlexShopper, Inc.”
☐

Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at: __________________ Bank; ABA # _________; Acct # _____________; Reference: FLEXSHOPPER, INC.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, TOLL-FREE AT (800) 322-2885.

FORM 2-TRANSFER TO DESIGNATED TRANSFEREE

To transfer your Subscription Rights to another person, complete this Form 2, sign under Form 3 and have your signature guaranteed under Form 4. For value received              of the Units represented by this Subscription Rights Certificate are assigned to (you must obtain a MEDALLION SIGNATURE GUARANTEE.):

Issue payment to:

Name:
                             (Please Print)

Address:

                          (Include Zip Code)

(Tax Identification or Social Security No.)

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of units indicated above on the terms and conditions specified in the Prospectus. By signing below I confirm that I am not an “Excluded Stockholder” as defined in the Prospectus.

Signature(s):__________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:______________________

                                    (Name of Bank or Firm)

By: __________________________________

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, TOLL-FREE AT (800) 322-2885.

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